EXHIBIT 32

CERTIFICATIONS

CERTIFICATION OF CEO AND VP FINANCE (PRINCIPAL FINANCIAL OFFICER) PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Bear Island Paper Company, L.L.C. (the “Company”) on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter M. Brant, as Chief Executive Officer of the Company, and Edward D. Sherrick, as Vice President of Finance (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter M. Brant
Peter M. Brant
Chief Executive Officer
March 30, 2004

/s/ Edward D. Sherrick
Edward D. Sherrick
Vice President of Finance (Principal Financial Officer)
March 30, 2004

This certification accompanies the annual report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.